UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.

                         Date of Report: April 18, 2007
                        (Date of earliest event reported)

                            Total Luxury Group, Inc.
             (Exact name of registrant as specified in its charter)

           Indiana                    000-28497                 35-1504940
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

      11900 Biscayne Blvd Suite #620 Miami, Fla.              33181
      (Address of principal executive offices)              (Zip Code)

                                  305.892.6744
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant.

     Berkovits, Lago & Company LLP ("BLC") resigned as Total Luxury Group, Inc.'s (the "Company") principal accountants on April 18, 2007. The report of BLC on the Company's financial statements for the past fiscal year did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to audit scope or accounting principles. However, the audit report on the financial statements for the year ended December 31, 2006 did contain an explanatory paragraph regarding the Company's ability to continue as a going concern.

     During the Company's most recent fiscal year and any subsequent interim period up to and including the date of the resignation of BLC, there have been no disagreements with BLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BLC would have caused them to make reference thereto in their report on the financial statements for such periods.

     On May 18, 2007 the Company provided a draft copy of this report on Form 8-K to BLC, requesting their comments on the information contained therein.

     On May 14, 2007, the Company engaged Baum & Company , P.A., as its principal independent registered public accounting firm. Prior to engaging that firm, the Company did not consult with them regarding either:

          1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered in the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that BLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

          2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.


Item 4.02, Non-Reliance on Previously Issued Financial Statements

     In  September  of 2006,  subsequent  to the  Company  changing  independent auditors to BLC without any disagreements, the Company's previous independent auditors, Schwartz Levitzky and Feldman ("SLF"), received a notice from a New Jersey law firm notifying them of a judgment of $519,000 plus accrued interest totaling $707,624, levied against Total Entertainment, Inc. a former wholly owned subsidiary of Total Luxury Group, Inc. that was sold in April of 2002 to Summerhill Gaming PLC. In our 10KSB filed for the year ended December 31, 2006, the original judgment with accrued interest was included in the financials The sale of Total Entertainment, Inc., included all liabilities, which led management of Total Luxury Group, Inc. to believe that the judgment had no bearing on its predecessor parent company. Nevertheless, SLF requested that the judgment be included in the audited financial statements. SLF withdrew their consent from the filing of the December 31, 2004 and December 31, 2005 audited financial statements by notifying the Company in a letter that either management meets certain objectives and provide specific disclosures, or they would withdraw their consent. It was the opinion of Management that an actual or formal withdrawal was not effectuated, and therefore, the Company did not file the event on a Form 8-K.

     It is the Company's understanding now that it must restate and amend the Company's financial statements for the years ended December 31, 2004, 2005 and 2006 and such financial statements should no longer be relied upon.

     The Company will be restating and amending its audited financial statements for the years ended December 31, 2004, 2005 and 2006.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 9.01  Financial Statements and Exhibits

EXHIBITS INDEX:

16.1  Letter on Change of Certifying  Accountant to be filed by amended Form 8K.


Dated: May 18, 2007                                  TOTAL LUXURY GROUP, INC.

                                                     By:/s/ Sandy J.Masselli
                                                     -----------------------